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                                                                     EXHIBIT 4.7

                           COOPER CAMERON CORPORATION

                           SECOND AMENDED AND RESTATED

                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. Purpose and Effective Date. The purpose of this Cooper Cameron Corporation ("Company") Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors ("Plan") is to increase stockholder value and to advance the interests of the Company by strengthening its ability to attract and retain the services of experienced and knowledgeable directors and by causing each non-employee director and advisory director to acquire an equity interest in the Company issuing stock options ("Options") pursuant to the terms of the Plan. It is further intended that the options granted pursuant to this Plan (the "Options") will be nonqualified options within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Stockholder Approval. All Options granted pursuant to this amended and restated Plan are subject to, and may not be exercised before, the approval of this amended and restated Plan by the Company's stockholders as set forth in
Section 16.

     3. Participation. Each director and advisory director of the Company who is not an employee of the Company or any of its subsidiaries ("Eligible Director") shall participate in the Plan.

     4. Shares Subject to the Plan. The number of shares of Common Stock subject to Options granted under the Plan in any year shall be determined in accordance with the formulae set forth in Sections 5 and 6 below. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the number of shares of Common Stock which are or may be subject to Options under the Plan and the terms of any outstanding Options (including the price at which shares of Common Stock may be issued pursuant to an outstanding Option) shall be adjusted by the Committee. There are reserved 1,000,000 shares for issuance pursuant to the Plan. Shares of Common Stock related to Options that are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by an Option are not issued to an Eligible Director, shall immediately become available for Options hereunder.

     5. Automatic Options. An Eligible Director shall receive Options in accordance with the provisions of this Section 5. An initial Option grant for 6,000 shares of Common Stock shall be made to an Eligible Director on the first trading date on which such individual becomes an Eligible Director. An additional Option for 6,000 shares of Common Stock shall be granted to Eligible Directors in each subsequent year during the term of the Plan on a date following the Annual Meeting of Company stockholders to be set by the Board of Directors. Notwithstanding the foregoing, if the Company has a non-executive (non-full time employed) Chairman of the Board of Directors, in lieu of the Option grants set forth above, such Chairman shall receive an initial Option grant for 20,000 shares of Common Stock on the first trading date such individual becomes Chairman and an additional Option grant for 20,000 shares of Common Stock in each subsequent year during the term of the Plan on the first trading date following the Annual Meeting of Company stockholders. Except as provided in Sections 7 and 8 below with respect to the exercisability of an Option, no adjustment shall be made to such Option to reflect a termination of service as an Eligible Director.



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     6.   Elective Options. In addition to the Options granted under Section 5 above, an Eligible Director may make an annual election to receive either the Eligible Director's annual cash retainer or options as described below. The election shall be made by January 1 each year beginning in 2000. On the annual meeting date of the board of directors for 1998, each of the Eligible Directors may elect, for 1999, either (a) an Option for 4,290 shares of Common Stock under this Section 6 (issued at the closing price of the Common Stock as determined for the option in the preceding sentence) in lieu of all of the Eligible Director's annual cash retainer, (b) an Option for 2,860 shares in lieu of two-thirds of the Eligible Director's annual cash retainer, or (c) an Option for 1,430 shares in lieu of one-third of the Eligible Director's annual cash retainer, payable for 1999. Beginning in 2000 and in each year thereafter, each Eligible Director may elect either (a) an Option for 4,290 shares of Common Stock under this Section 6 (issued at the closing price of the Common Stock on the last trading day of the prior year) in lieu of all of the Eligible Director's annual cash retainer, (b) an Option for 2,860 shares in lieu of two-thirds of the Eligible Director's annual cash retainer, or (c) an Option for 1,430 shares in lieu of one-third of the Eligible Director's annual cash retainer, payable for the calendar year so elected. Each such election under this Section 6 shall be made in writing, filed with the Secretary of the Company and shall be irrevocable.

     7. Option Terms. Each Option granted under the Plan shall be subject to the following terms and conditions:

     (a) The exercise price per share of each Option shall be equal to the greater of the par value or the Fair Market Value of a share of Common Stock on the date as of which the Option is granted.

     (b) Except as otherwise provided by the provisions of paragraph 7(c), 7(d) or Section 8 below, each Option shall become exercisable in full as of 12 months after the date as of which the Option is granted.

     (c) If an Eligible Director to whom an Option is granted ceases to be an Eligible Director for any reason other than death or disability prior to the date on which the Option becomes fully exercisable in accordance with paragraph
(b) above, the number of shares with respect to which the Option shall be exercisable shall be the number, rounded to the nearest integer, obtained by multiplying the number of shares originally subject to the Option by a fraction, the numerator of which is the number of partial or whole months elapsed since the date of grant and the denominator of which is the number of whole months between the date of grant and the next subsequent Option grant date. The balance of the Option shall be immediately terminated and cease to be outstanding.

     (d) If an Eligible Director to whom an Option is granted ceases to be an Eligible Director by reason of death or disability, the Option shall become immediately exercisable in full.

     (e) An Option shall be terminated and cease to be outstanding five years and one day after the date of which it is granted.



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     (f)  An Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company prior to the date on which the Option terminates. Such notice shall specify the number of whole shares of Common Stock to be purchased and shall be accompanied by payment in full of the Option price for such shares by cash, check, bank draft or shares of Company Common Stock theretofore owned and held by the Optionee for more than six months. An Option shall not be exercisable with respect to fractional shares. The Committee may provide in an Option Agreement that, if an Eligible Director pays the Option exercise price in shares of Company Common Stock, upon the date of such payment a new option shall be granted and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment; provided that such new option shall not be exercisable in any event after the original term of the exercised option.

     8.   Acceleration of Options; Change in Control.

     (a) If the Optionee ceases to be an Eligible Director for any reason other than death or disability (i) with respect to Automatic Options, the Optionee shall have the right to exercise the Option for a period of three (3) years from the date the Optionee ceases to be an Eligible Director or for the remaining term of the Option, if a shorter period of time, and (ii) with respect to Elective Options, the Optionee shall have the right to exercise the Option for the remaining term of the Option.

     (b) Notwithstanding any provision in this Plan to the contrary, all outstanding Options granted under the Plan shall become exercisable immediately if a Change in Control occurs. If a Change in Control occurs, each holder of an Option shall have the right, but not the obligation, to tender, within 30 days of such a Change in Control, any Option to the Company (or any successor to the Company) and receive in exchange therefor a lump sum cash amount equal to the Black-Scholes value of the Option, without discount for risk of forfeiture and non-transferability determined by using the highest Black-Scholes valuation during the one-year period prior to the Change in Control. Any Black-Scholes valuation for this purposes shall be performed on a basis consistent with the methodology set forth on Exhibit A to this Plan. For purposes of this Plan, a "Change in Control" means a change in control of the Company (other than the initial distribution of Common Stock by Cooper Industries, Inc.) of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, a Change of Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     9. Definition of Fair Market Value. The "Fair Market Value" of a share of Common Stock, as of any date, shall be equal to the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the average of the high and low sales prices on the exchange on which it is traded, or as reported by an applicable automated quotation system) (the "Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the average of the high and low sales prices of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape.



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     10.  Transferability of Options. Awards granted under the Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code); or (iii) with respect to Awards of nonqualified stock options, by transfer by an Eligible Director to a member of the Eligible Director's immediate family, which includes the Eligible Director's spouse, children or grandchildren (including adopted and step children and grandchildren) ("Immediate Family"), to a trust solely for the benefit of the Eligible Director and his Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Eligible Director and members of his Immediate Family. However, any Option so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such Option.

     11.  Compliance with Applicable Law.

     (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or the applicable regulations or requirements of any securities exchanges or similar entities.

     (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Eligible Director is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares, and shall not dispose of them in violation of the registration requirements of the Securities Act of 1933.

     (c) If at any time, the Company in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any Option grant, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Option grant, the issuance of shares of Common Stock pursuant to any grant, such Option shall not be granted and the shares of Common Stock shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     12. Treatment as a Stockholder. Any Option grant to an Eligible Director under the Plan shall not create any rights in such Eligible Director as a stockholder of the Company until shares of Common Stock are registered in the name of such Eligible Director.

     13. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (i) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required by applicable legal requirements, and
(iii) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

     14.  Adjustments.

     (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its



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business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock issuable pursuant to each Option, (ii) the total number of shares reserved under the Plan, and (iii) the per share exercise price of the Options shall each be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board of Directors shall make appropriate adjustments to (1) the number of shares of Common Stock issuable pursuant to each Option and (2) the per share exercise price of the Options to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options as a part of such adjustment. Notwithstanding the foregoing, and in addition to any other rights or privileges held by a holder with respect to an Option (including the provisions of Section 8), upon a Change in Control of the Company (as defined in Section 8) the holder shall have the right to exchange such Option for a new option ("New Option"), that is immediately exercisable (and will remain exercisable for its entire remaining term), has the same remaining term as the Option and otherwise has the same terms and conditions of the Option exchanged, except that the new Option will be to acquire shares of the publicly traded common equity of the Company or any successor or direct or indirect parent of either having an aggregate value (as the date of the Change in Control) equal to the merger or acquisition consideration paid or payable in the Change in Control in exchange for the number of shares of Common Stock subject to the Option and a per share exercise price determined by dividing the aggregate exercise price of the Option by the number of shares of common equity subject to the New Option; provided that if there is no publicly traded common equity of the Company, or any successor or any direct or indirect parent of either, then the New Option shall be with respect to shares of the direct or indirect parent of the Company, and if no such parent then the Company, and if the Company no longer exists, then the successor to the Company.

     (c) The Board of Directors, which means, in event of a change in control, the Board of Directors as constituted immediately prior to the Change in Control, shall have the authority and responsibility to determine the adjustments under Section 14.

     15. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     16. Effective Date of Plan. This amended and restated Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and



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entitled to vote at a meeting of the Company's stockholders held on or before
December 31, 1999. If the stockholders of the Company should fail so to approve this Plan prior to such date, the provisions of the Plan prior to the amendment and restatement shall be continued as if the Plan had not been amended and restated.

     17. Miscellaneous. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors or advisory director of the Company any obligation to nominate any Optionee for election as a director or advisory director and the right of the stockholders of the Company to remove any person as a director or advisory director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.


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                                                                       EXHIBIT A


                           COOPER CAMERON CORPORATION
                         BLACK-SCHOLES OPTION VALUATION
================================================================================

                  THE STOCK'S CURRENT MARKET VALUE
                  $
                   ------

                  ESTIMATED FUTURE DIVIDEND YIELD
                        %
                  ------

                  THE OPTION'S EXERCISE OR STRIKE PRICE
                         $
                          ------

                  OPTION TERM (IN YEARS)

                  ------

                  RISK FREE RATE FOR OPTION TERM
                        %
                  ------

                  ESTIMATED FUTURE ANNUAL STOCK VOLATILITY

                  ------

                  PRESENT VALUE AS A PERCENT OF MARKET VALUE
                        %
                  ------

                  PRESENT VALUE PER SHARE
                         $
                          ------